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                                                                   EXHIBIT 10.32

                                  Milacron Inc.
                              2090 Florence Avenue
                             Cincinnati, Ohio 45206

Glencore Finance AG
Baarermattstrasse 3
CH-6341 Baar
SWITZERLAND
Attention: Steven Isaacs

Mizuho International plc
Bracken House
One Friday Street
London EC4M 9JA
UNITED KINGDOM
Attention: Patrick Collins

                                                                   April 5, 2004

            Re: Note Purchase Agreement dated as of March 12, 2004

Dear Sir or Madam:

            Reference is made to the Note Purchase Agreement dated as of March 12, 2004 (the "Note Purchase Agreement"), among Milacron Inc., a Delaware Corporation (the "Company") and Glencore Finance AG and Mizuho International plc (each, an "Investor," and collectively, the "Investors"). Terms used but not defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

            Pursuant to Section 14.3 of the Note Purchase Agreement, each of the Company and the Investors as Majority Holders hereby agree as follows:

            (A) The definition of "Intercreditor Agreement" in Article I of the Note Purchase Agreement is amended and restated in its entirety as follows:

            "Intercreditor Agreement" means the Agreement, dated as of March 12, 2004, by and among Credit Suisse First Boston, acting through its Cayman Islands branch, as Administrative Agent and Collateral Agent under the Senior Secured Debt Facility, and each of the Investors, as may be amended, restated or otherwise modified from time to time.

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            (B) Section 4.20 of the Note Purchase Agreement is amended and restated in its entirety as follows:


            Section 4.20 Vote Required.

            (a) The affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon, voting separately as a single class, and the holders of a majority of the voting power of the outstanding shares of Common Stock and 4% Cumulative Preferred Stock entitled to vote thereon, voting together as a single class, are the only votes of the holders of any class or series of the Company's Equity Interests necessary to increase the number of shares of the Company's authorized Common Stock to underlie the Preferred Stock, the Warrants and the Rights Offering, and (ii) a majority of the votes cast thereon by the holders of the outstanding shares of Common Stock and 4% Cumulative Preferred Stock entitled to vote thereon, voting together as a single class, is the only vote of the holders of any class or series of the Company's Equity Interests necessary to approve the issuance of the Preferred Stock under the shareholder approval policy of the New York Stock Exchange (provided that the total votes cast represent over 50% in interest of all outstanding shares of Common Stock and 4% Cumulative Preferred Stock) (the affirmative votes described in clauses (i) and (ii) of this sentence, collectively the "Stockholder Approval").

            (b) The affirmative consent or vote of the holders of two-thirds of the outstanding shares of 4% Cumulative Preferred Stock entitled to vote thereon ("4% Cumulative Preferred Stockholder Consent"), voting separately as a single class, and the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and 4% Cumulative Preferred Stock entitled to vote thereon, voting together as a single class, are the only votes of the holders of any class or series of the Company's Equity Interests necessary to enable the Preferred Stock to be ranked senior in right of dividends and payment upon liquidation to the 4% Cumulative Preferred Stock.

            (C) Section 6.15 of the Note Purchase Agreement is amended and restated in its entirety as follows:

            Section 6.15 Voting Rights of Holders of the Series A Notes.

            (a) The Company agrees to use commercially reasonable efforts to cause up to a number of persons selected by Holders of the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted), acting together, to be appointed or elected to a number of directorships on the Board of Directors in proportion to the percentage of fully diluted Common Stock represented by their outstanding Series A Notes (on an as-converted basis and/or represented by any Common Stock into which such Series A Notes have been converted), rounded up to the nearest whole number (the "Series A Directors"); provided, however, that the number of directors that the Holders of Series A

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      Notes (and/or any Common Stock into which such Series A Notes have been converted) may select to be so appointed or elected to the Board of Directors shall not exceed two-thirds of the total number of directors sitting on the Board of Directors at any time, less one directorship. The initial Series A Directors shall be as designated by written notice to the Company from the Series A Majority Holders. Any person so selected by the Series A Majority Holders to serve as a Series A Director shall be reasonably qualified to serve as director and meet the requirements of the definition of "independent" under the rules of the New York Stock Exchange. The Series A Majority Holders shall have the right to select the successor to any Series A Director who resigns or is removed from the Board of Directors. The Company agrees that, at the option of the Series A Majority Holders, at least one Series A Director designated by the Series A Majority Holders shall serve on each of the committees of the Board of Directors, subject to any restrictions under applicable law or the rules and requirements of any securities exchange upon which any of the Company's securities may be listed. Notwithstanding anything to the contrary herein, one officer or employee of each Investor, if selected for appointment or election as a Series A Director, shall not be subject to the requirement that all Series A Directors shall meet the definition of "independent" under the rules of the New York Stock Exchange.

            (b) Within 5 Business Days of the Closing Date, the Board of Directors shall pass a resolution increasing the size of the Board of Directors to at least ten (10). Reasonably promptly thereafter, the Board of Directors shall appoint one (1) person selected by the Holders of the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) to the vacant directorship on the Board of Directors in accordance with clause (a) above. If such person is appointed to the Board of Directors, the Company shall use commercially reasonable efforts to cause such person to be elected as a director at the next stockholder meeting called for the purpose of electing directors (the "Next Stockholder Meeting"). It is understood that, effective as of the election of directors at the Next Stockholder Meeting, the size of the Board of Directors shall be reduced to eight (8). Reasonably promptly after the date of the Next Stockholder Meeting, the Board of Directors shall increase the size of the Board of Directors to a number sufficient so that at least a majority of the directors shall be "independent" under the rules of the New York Stock Exchange and so that the Board of Directors may, and the Board of Directors shall, at such time appoint two additional persons selected by the Holders of the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) to directorships on the Board of Directors in accordance with clause (a) above.

            (D) Section 13.5 of the Note Purchase Agreement is amended by deleting the word "negligence" in the first sentence of such Section and substituting in lieu thereof the words "gross negligence".

            (E) Clause (a) of Section 14.5 of the Note Purchase Agreement is amended by deleting the words "within 10 Business Days after the Closing" in the first

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sentence of such clause and substituting in lieu thereof the words "within
20 Business Days after the Closing".

            (F) The Note Purchase Agreement is amended by inserting the following new Section 14.14 immediately following Section 14.13:

            Section 14.14 Subordination. The Notes and all Obligations thereunder shall be subordinated pursuant to the terms thereof and the terms of the Intercreditor Agreement.

            (G) Except as expressly provided herein, the Note Purchase Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. Upon the effectiveness of this letter agreement, the term "Note Purchase Agreement" as used in the Note Purchase Agreement shall refer to the Note Purchase Agreement as amended hereby.

            (H) This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (I) This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

            (J) In the event that a judicial proceeding is necessary, the sole forum for resolving disputes arising out of or relating to this letter agreement is the Supreme Court of the State of New York in and for the County of New York or the federal courts located in such state and county, and related appellate courts. The parties hereby irrevocably consent to the jurisdiction of such courts and agree to said venue.

            (K) The parties hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this letter agreement or any other document or the transactions contemplated hereby or thereby.

            (L) The holding of any provision of this letter agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this letter agreement, which shall remain in full force and effect. If any provision of this letter agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

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            (M) It is agreed that a waiver by any party of a breach of any provision of this letter agreement shall not operate, or be construed, as a waiver of any subsequent breach by the breaching party.

                                           Very truly yours,

                                           MILACRON INC.,

                                              by
                                                   /s/ Ronald D. Brown
                                                 -------------------------------
                                                  Name:  Ronald D. Brown
                                                  Title: Chairman, President and
                                                         Chief Executive Officer

Accepted and agreed as of the
date first above written:

GLENCORE FINANCE AG,

 by  /s/ Steven Isaacs
    -----------------------------
     Name: Steven Isaacs
     Title: Managing Director

MIZUHO INTERNATIONAL PLC,

 by /s/ Matthew M. Weber
     ----------------------------
      Name: Matthew M. Weber
      Title: Attorney

Copies to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attention: Mark I. Greene, Esq.

Cadwalader, Wickersham & Taft LLP
100 Maiden Lane
New York, NY 10038
Attention: Gregory M. Petrick, Esq.

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